Exhibit 99.1

Bonanza Creek Energy Announces 2021 Guidance

DENVER, April 5, 2021 /Globe Newswire/ - Bonanza Creek Energy, Inc. (NYSE: BCEI) (the "Company" or "Bonanza Creek") today announced 2021 guidance, and has posted an updated investor presentation to its website.

Highlights Include:

•Total 2021 annual capital expenditures are expected to be between $150 and $170 million

•2Q - 4Q 2021 production guidance of 40.0 to 44.0 thousand barrels of oil equivalent per day (“MBoe/d”)

•Full year pro forma 2021 estimated production of approximately 42.0 MBoe/d(1)

•2Q - 4Q 2021 oil production guidance of 48% to 52% of BOE volumes

•Leverage ratio at closing of approximately 0.5x (pro forma net debt / pro forma LTM EBITDAX)

•Expect to generate over $150 million of full year 2021 estimated levered free cash flow at current strip pricing(2)

(1)Assumes mid-point of 1Q 2021 BCEI stand-alone production guidance, and mid-point of 9-month combined production guidance, plus estimated HPR 1Q 2021 production
(2)Levered Free Cash Flow (LFCF) is defined as EBITDAX (including non-recurring transaction costs and costs of synergies) less interest expense and capex, and includes estimated 1Q 2021 results from HPR and BCEI (assuming 3/31/21 strip)

The Company announced the closing of its merger with HighPoint Resources on April 1, 2021. At closing, Bonanza Creek assumed approximately $154 million of RBL debt from HighPoint, issued $100 million of new 7.50% senior unsecured notes due 2026, and had a combined cash balance of approximately $85 million. Bonanza Creek had no debt prior to the closing. The Company estimates its leverage ratio at the time of closing, based on pro forma net debt and estimated pro forma EBITDAX over the last 12 months, to be approximately 0.5x. The table below outlines the pro forma capitalization of the Company at closing.

Pro Forma Capitalization
Pro Forma Shares Outstanding (Million)	30.6
BCEI Share Price as of 4/1/2021	$38.25
$ in millions
Market Capitalization	$1,170
RBL Debt	154
7.50% Senior Unsecured Notes (due 2026)	100
Total Debt	$254
Estimated Cash	85
Estimated Enterprise Value	$1,339

Eric Greager, President and Chief Executive Officer of Bonanza Creek, commented, “It’s been nearly five months since we announced our merger with HighPoint on November 9, 2020, and I’m pleased to speak with greater clarity regarding our 2021 guidance for the combined company. In the time since the merger announcement, we have benefited from exposure to higher commodity prices that have lifted our 2021 cash flow expectations, but also made adjustments to the development schedule. This added approximately $35 million in cash at closing, and sets up greater operational flexibility going forward. Certain HighPoint completions were rescheduled from 4Q 2020 and 1Q 2021 to later in 2021 to allow our combined teams the opportunity to design the completions and optimize facility and gathering capital. Those changes to the schedule resulted in lower full year 2021 pro forma production than we estimated in November, but the decision to complete these wells as a combined team creates real value. The guidance we released today also incorporates weather that impacted both Bonanza Creek and HighPoint in the first quarter.”

Greager, added, “We’ve included approximately $30 million of non-recurring merger-related costs into our pro forma estimated 2021 cash flow forecast and, inclusive of these expenses and changes to the development schedule, expect greater 2021 levered free cash flow than previously estimated. We have taken immediate steps to allow us to deliver the estimated $31 million of first-year synergies that we identified in November, and we expect to deliver those synergies in the first 12 months from closing. All things considered, we estimate our 2021 pro forma levered free cash flow at over $150 million at current commodity prices. As a result of the stronger balance sheet at closing we’re already at our target leverage ratio of approximately 0.5x. We’re quickly integrating two new directors into capital allocation discussions, and plan to announce formal plans with our 1Q earnings.”

2021 Guidance

The Company provided guidance for 1Q 2021 as a stand-alone company with its 4Q 2020 earnings release on February 17, 2021. The table below outlines the Company’s guidance for the full year 2021, which incorporates the closing of the HighPoint merger on April 1, 2021.

	BCEI Only			BCEI + HPR
	1Q 2021			2Q - 4Q 2021
Guidance	Low		High	Low		High
Capital Expenditures ($MM)	$35	--	$40	$115	--	$130
Production (MBoe/d)	20.0	--	23.0	40.0	--	44.0
% Oil	48%	--	50%	48%	--	52%
Lease Operating Expenses ($MM)	$5.0	--	$5.5
Lease Operating Expenses ($/Boe)				$3.00	--	$3.25
RMI Operating Expenses ($MM)	$3.5	--	$4.0
RMI Operating Expenses ($/Boe)				$0.85	--	$1.15
Recurring Cash G&A ($MM)	$6.0	--	$6.5	$23.0	--	$25.0
Production Taxes (% of revenue)	5%	--	6%	5%	--	6%
Oil Differential ($/Bbl)	$4.00	--	$5.00	$4.00	--	$5.00

The Company’s 2021 capital plan includes completing 45 gross (39.9 net) drilled, uncompleted (“DUC”) wells, and picking up a drilling rig in 4Q 2021, with completions of those newly drilled wells to begin in 2022. The Company started completion activities in early January on Bonanza Creek DUCs, and we expect to begin completing DUCs from HighPoint’s inventory during the third quarter of 2021. The Company expects to exit the year with 30 gross DUCs from the current inventory.

About Bonanza Creek Energy, Inc.
Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County, Colorado, within the DJ Basin, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements and Cautionary Statements
Certain statements in this document concerning the merger, including any statements regarding the results, effects, benefits and synergies of the merger, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Bonanza Creek’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger; the diversion of management time on merger-related issues; the ultimate timing, outcome and results of integrating the operations of Bonanza Creek and HighPoint; the effects of the business combination of Bonanza Creek and HighPoint, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the consummation of the merger. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.
Additional factors that could cause results to differ materially can be found in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available from the Company’s website at www.bonanzacrk.com under the “For Investors” tab, (ii) in other documents the Company files with the SEC and (iii) HighPoint’s Annual Report on Form 10-K for the year ended December 31, 2020 attached to the Company’s report on Form 8-K filed on March 1, 2021.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Bonanza Creek does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

For further information contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com
3